Exhibit 15.27

[Official Translation]

NOTARY PUBLIC

MRS. POERBANINGSIH ADI WARSITO, SH

Decree of the Minister of Justice of the Republic of Indonesia, under No. M-96-HT.03.01-TH.1984, dated 7 December 1984 in conjunction with the Decree of the Minister of Law and Human Rights of the Republic of Indonesia, under No. AHU.07.AH.02.03.TAHUN 2010, dated 24 March 2010

DEED DATED	:	21 June 2011

NUMBER	:	64.-

CREDIT AGREEMENT Number: CRO-KP/178/PIK/2011 (COPY) (COPY)

CREDIT AGREEMENT

Number: CRO-KP/173/PTK/2Q11

-Number: 64.-

At 16:30 (thirty past sixteen) Western Indonesia Time.

-On this day, Thursday, 21-06-2011 (the twenty first day of June, two thousand and eleven).

-appeared before me, Mrs. POERBANINGSIH ADI WARSITO, Sarjana Hukum (Bachelor of Law), a Notary Public in and for Jakarta, in the presence of the witnesses who are to me, the Notary Public, known and whose names will be mentioned at the end of this notarial instrument or deed:

I.

Mister DIDIEK HARTANTYO, born in Surakarta, on 06-09-1961 (the sixth day of September, one thousand nine hundred sixty one), an Indonesian Citizen, the Head of the Corporate Banking Group II of PT. BANK MANDIRI Tbk, residing in Jakarta Selatan (South Jakarta), at Simprug Golf II, number 83, [Neighborhood Association] Rukun Tetangga 003, [Citizens Association] Rukun Warga 008, [Lowest Administrative Unit] Kelurahan Grogol Selatan, [Jakarta-specific Municipal Sub-division] Kecamatan Kebayoran Lama.

-the Holder of Resident’s Identity Card number 3173080609610004.

-according to his statement, acting in this matter, in his capacity as such, under a Power of Attorney dated 14-02-2011 (the fourteenth day of February two thousand and eleven), under number SK.DIR/009/2011, which was drawn up unofficially, duly stamped, the original of which, upon production to me, the Notary Public, will be kept at PT. BANK MANDIRI (Persero) Tbk. as such, in accordance with the Company’s Memorandum and Articles of Association; being entitled and lawfully representing the Board of Directors of, and, therefore, for and on behalf of, lawfully representing the corporation (Perusahaan Perseroan [Persero]) PT. BANK MANDIRI (Persero), abbreviated to PT. BANK MANDIRI (Persero) Tbk., having its domicile and head office in South Jakarta, its Memorandum and Articles of Association, as contained in a deed dated 02-10-1998 (the second day of October one thousand nine hundred ninety eight) under Number 10, drawn up before SUTJIPTO, Sarjana Hukum (Bachelor of Law), a Notary Public in and for Jakarta; ratified by the Minister of Justice of the Republic of Indonesia, as it transpires from the Decree dated 02-1-1998 (the second day of October one thousand nine hundred ninety eight) under Number C2-16561 HT.01.01.Th.98, and published in the State Gazette of the Republic of Indonesia dated 04-12-1998 (the fourth day of December one thousand nine hundred ninety eight) under Number: 97, Supplement thereto Number: 6859; which Memorandum and Articles of Association were several times amended and further entirely so done for the purpose of adjustment to Law Number 40 Year 2007 (two thousand and seven) on Limited Liability Companies as contained in the deed dated 25-06-2008 (the twenty fifth day of June two thousand and eight) under Number: 48, drawn up before [Doctor] Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum (Bachelor of Law), Lex Legibus Magister, a Notary Public in and for Jakarta, as approved by the Minister of Law and Human Rights of the Republic of Indonesia under the Decree dated 08-07-2008 (the eighth day of July two thousand and eight) under Number: AHU-39432.AH.01.02 Tahun 2008.

Further on the Memorandum and Articles of Association were amended again under these deeds:

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dated 02-07-2009 (the second day of July two thousand and nine) under Number: 8, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum (Bachelor of Law), Lex Legibus Magister, the Notary Public in and for Jakarta, of which the notice of amendment to the Memorandum and Articles of Association was received and recorded by the Department of Law and Human Rights of the Republic of Indonesia based on an Acknowledgment of the notice of amendment to the Memorandum and Articles of Association dated 22-07-2009 (the twenty second day of July two thousand and nine) under Number: AHU-AH.01.10-10953;

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dated 07-01-2010 (the seventh day of January two thousand and ten) under number: 4, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum (Bachelor of Law), Lex Legibus Magister, the Notary Public in and for Jakarta, of which the notice of amendment to the Memorandum and Articles of Association was received and recorded by the Department of Law and Human Rights of the Republic of Indonesia based on an Acknowledgment of the notice of amendment to the Memorandum and Articles of Association dated 19-01-2010 (the nineteenth day of January two thousand and ten) under number: AHU-AH.01.10-01385.

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dated 07-01-2011 (the seventh day of January two thousand and eleven) under number: 7, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum (Bachelor of Law), Lex Legibus Magister, the Notary Public in and for Jakarta.

-	dated 11-01-2011 (the eleventh day of January two thousand and eleven) under Number: 7, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum (Bachelor of Law), Lex Legibus Magister, the Notary Public in and for Jakarta, of which the notice of amendment to the Memorandum and Articles of Association was received and recorded by the Department of Law and Human Rights of the Republic of Indonesia based on an Acknowledgment of the notice of amendment to the Memorandum and Articles of Association dated 24-01-2011 (the twenty fourth day of January two thousand and eleventh), under Number: AHU-AH.01.10.02369.

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dated 25-02-2011 (the twenty fifth day of February two thousand and eleven), under number: 15, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum (Bachelor of Law), Lex Legibus Magister, the Notary Public in and for Jakarta, of which the notice of amendment to the Memorandum and Articles of Association was received and recorded by the Department of Law and Human Rights of the Republic of Indonesia based on an Acknowledgment of the notice of amendment to the Memorandum and Articles of Association dated 10-03-2011 (the tenth day of March two thousand and eleven) under number AHU-AH.01.10-07446.

The composition of members of the Board of Directors and that of members of the Board of Commissioners of the Company last appearing in the deed dated 23-05-2011 (the twenty third day of May two thousand and eleven) under Number: 25, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum (Bachelor of Law), Lex Legibus Magister, the Notary Public in and for Jakarta, as set forth in the Resume of the Annual General Meeting of Shareholders of Perusahaan Perseroan (Persero) PT. BANK MANDIRI, Tbk. or abbreviated to PT. BANK MANDIRI (Persero) Tbk. dated 23- 05-2011 (the twenty third day of May two thousand and eleven) under number: 127/V/2011.

-Further on referred to as “BANK MANDIRI.”

II.	1.

-[Engineer] Insinyur HARRY SASONGKO TIRTOTJONDRO, born in Bandung, on 17-12-1959 (the seventeenth day of December, one thousand nine hundred fifty nine), an Indonesian citizen, the President Director of the under-mentioned company, residing in Jakarta Selatan [South Jakarta], at Jalan Ciasem III number: 1, Rukun Tetangga 003, Rukun Warga 004, Kelurahan Rawa Barat, Kecamatan Kebayoran Baru.

-the Holder of Resident’s Identity Card number: 09.5308.171259.0550.

2.	-Mister PETER WLADYSLAW KUNCEWITCZ, born in Coventry, on 19-12-1953 (the nineteenth day of

December one thousand nine hundred fifty three), a British Citizen, a Director of the under-mentioned Company, residing in Jakarta Selatan (South Jakarta, at Jalan Metro Alam IV/PE 17- 18, Pondok Indah.

-the Holder of Passport number: 704726772.

-According to their statement in this matter, acting in their respective aforementioned capacities, thereby jointly representing the Board of Directors; and, for the purpose of the legal acts below, being approved by the Company’s Board of Commissioners, as it transpires from the Minutes of The Open Session of PT Indosat Tbk. (the “Company”) Board of Commissioners Meeting dated 09-05- 2011 (the ninth day of May two thousand and eleven), the original of which has been produced to me, the Notary Public, of and therefore for and on behalf of and lawfully representing PT. INDOSAT Tbk., domiciled in Central Jakarta, whose memorandum and articles of association were amended in its entirety for the purpose of adjustment to Law No. 40 of 2007 (two thousand and seven) on Limited Liability Companies, as contained in the deed dated 14-07-2008 (the fourteenth day of July, two thousand and eight) under number: 109, drawn up before SUTJIPTO, Sarjana Hukum (Bachelor of Law), a Notary Public in and for Jakarta, which deed was approved by the Minister of Law and Human Rights of the Republic

of Indonesia dated 06-08-2008 (the sixth day of August, two thousand and eight), under Number: AHU- 48398.AH.01.02. Tahun [Year] 2008, and was announced in the State Gazette of the Republic of Indonesia dated 24- 10-2008 (the twenty fourth day of October two thousand and eight) under number: 8 6, Supplement thereto number: 21195;

The Memorandum and Articles of Association were further amended consecutively by the deeds:

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dated 11-06-2009 (the eleventh day of June two thousand and nine) under number: 118, drawn up before AULIA TAUFANI, Sarjana Hukum (Bachelor of Law), substitute of Mister SUTJIPTO, Sarjana Hukum (Bachelor of Law), the Notary Public in Jakarta, which deed was approved by the Minister of Law and Human Rights of the Republic of Indonesia under the Decree dated 07-07-2009 (the seventh day of July two thousand and nine) under number: AHU- 31103.AH.01.02.Tahun [Year] 2009;

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dated 28-01-2010 (the twenty eighth day of January two thousand and ten) under number: 123, drawn up before AULIA TAUFANI, Sarjana Hukum (Bachelor of Law), substitute of Mister SUTJIPTO, Sarjana Hukum (Bachelor of Law), the Notary Public in Jakarta, which deed was approved by the Minister of Law and

Human Rights of the Republic of Indonesia, through the Director General of General Legal Administration under a Decree dated 22-02-2010 (the twenty second day of February two thousand and ten) under number: AHU-09555.AH.01.02. Tahun [year] 2010 in connection with which the Notice of Amendment to the Memorandum and Articles of Association was received by the Minister of Law and Human Rights of the Republic of Indonesia, through the Director General of General Legal Administration through the latter’s acknowledgment dated 25-02-2010 (the twenty fifth day of February two thousand and ten) under Number: AHU-AH.01.10-04964; and likewise, the Notice of Change of the Company’s Data was received by the Minister of Law and Human Rights of the Republic of Indonesia, through the Director General of General Legal Administration through the latter’s acknowledgment dated 25-02-2010 (the twenty fifth day of February two thousand and ten) under Number: AHU-AH.01.10-04965;

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dated 22-06-2010 (the twenty second day of June two thousand and ten) under Number: 164, drawn up before AULIA TAUFANI, Sarjana Hukum (Bachelor of Law), then acting for Mister SUTJIPTO, Sarjana Hukum (Bachelor of Law), the Notary Public in Jakarta, in relation to which deed was received the Notice of Change of the Company’s Data by the Minister of Law and Human Rights of the Republic of Indonesia, through the Director General of General Legal Administration through the acknowledgment dated 19-07-2010 (the nineteenth day of July two thousand and ten) under Number: AHU-AH.01.10-18089.

-The composition of the Board of Directors and that of the Board of Commissioners of the Company last appeared in a deed dated 08-02-2011 (the eighth day of February two thousand and eleven) under Number: 28, drawn up by AULIA TAUFANI, Sarjana Hukum (Bachelor of Law), substitute of Mister SUTJIPTO, Sarjana Hukum (Bachelor of Law), the Notary Public in and for Jakarta, in relation to which was received Notice of Change of the Company’s Data by the Minister of Law and Human Rights of the Republic of Indonesia based on the Acknowledgment thereof dated 08-03-2011 (the eighth day of March two thousand and eleven) under Number: AHU-AH.01.10-07074.

-Further on referred to as the “DEBTOR.”

-The parties hereto, acting in their respective, aforementioned capacities, have hereby agreed to enter into a Credit Agreement under the following terms and conditions:

Article 1

DEFINITIONS

-For the purpose of this Credit Agreement, each term below shall have the meaning as described below:

“Permitted Collateral or Guarantee” means

(i)	Existing Collateral and Guarantee of the DEBTOR or any of its Subsidiaries;

(ii)	Collateral and Guarantee given for the purpose of the DEBTOR’s day-to-day business such as:

a.	Collateral and Guarantee given as deposits or to guarantee the payment of import duties or a rent;

b.	Collateral and Guarantee given in order to guarantee a particular obligation relative to the account payable of the DEBTOR or any of its subsidiaries normally so done in its day-to-day business;

c.	Collateral and Guarantee relative to an allowance for taxes payable;

d.

Collateral and Guarantee for the financing of the acquisition of assets on credit in general, for export credit or a supplier, and for vendor financing or leasing, in which such asset will be the object of the Collateral and Guarantee for the said financing;

e.

Collateral and Guarantee given for the financing of a cooperative project between the DEBTOR or any of its subsidiaries and another party, in which case the financing of the project is given by such other party (including the party with which the DEBTOR or subsidiary thereof establishes cooperation; and

f.	Collateral and Guarantee given in the context of the tender process of a project performed by the DEBTOR or subsidiary thereof.

“Subsidiary” means any company whose:

(a)	shares are directly or indirectly controlled by the DEBTOR for at least 50% (fifty percent) of the total number of shares issued in such company;

(b)	financial statement is consolidated with that of the DEBTOR in accordance with the generally accepted accounting principles in Indonesia.

“EBITDA” means, for any period, operating income (calculated before finance costs, taxes, non-operating income or nonoperating and other extraordinary expenses) plus depreciation and amortization, and, for the purpose of calculation of the ratio of the aggregate Loans to

EBITDA, as referred to in Article 12.10 point (c), EBITDA also takes into account the pro forma effect of any material acquisition or disposal on the assets or businesses as if such acquisition or disposal occurred on the first day of such period.

“Equity” means the total assets less the total liabilities, where the total liabilities exclude all loans (direct or indirect) owed by members of the Group to any of the shareholders of the DEBTOR, which are subordinate to the Loan.

“Credit Facility” means the Special Transactional Loan with revolving facilities approved by BANK MANDIRI to be granted to the DEBTOR, as elaborated in Article 2 pursuant to the terms and conditions hereof.

“Group” means the DEBTOR and its Subsidiaries.

“Business Day” means any day on which the BANK MANDIRI branch office at which the Credit Facility is administrated is open for business and conducts banking services for the public.

“JIBOR” or “Jakarta Inter-bank Offered Rate” means the interest rate on the inter-bank money market in Jakarta as published by Reuters in the Reuters Interest Rate Monitoring Service (Reuters Screen) at 11:00 (eleven) in the morning of the local time 3 (three) Business Days prior to an Interest Period, indicating the inter-bank primary interest rate in Jakarta to which the rate of interest determined on Rupiah- denominated loans refer for a period of 1 (one) month, and for the purpose of this Credit Agreement the JIBOR interest rate of up to 1/1000 (one per mil) shall be rounded.

“Event of Default” means any action or event as described in Article 14 of this Credit Agreement.

“Material” means a value which equals or exceeds 20% (twenty percent) of the Equity.

“Security” means the security provided by the DEBTOR in order to guarantee anything owed by Indosat Palapa Company BV or any other company formed specifically for the issuance of bonds under the following terms and conditions:

-	the DEBTOR does not violate the financial ratio as governed in article 12.10 of this Credit Agreement; and

-	the DEBTOR’s obligation relating to the security shall have a pari passu position in relation to a cross default with the DEBTOR’s obligation to BANK MANDIRI under this Credit Agreement.

“Interest Period” means a period during which an interest rate applies, calculated on a 1 (one)-month basis under the following terms and conditions:

(i)	computation of the first Interest Period shall commence on the date of the Credit Facility Drawdown and end on the same date falling 1 (one) month thereafter;

(ii)

computation of the Interest Period shall, if the DEBTOR extends the term for payment in accordance with Article 7, commence on the extension date and expire on the same date falling 1 (one) month thereafter;

“Credit Agreement” means this agreement and any renewal thereof, amendment and/or addition thereto.

“Loan” means, with respect to any party (without duplication):

(i)	the principal and premium (if any) in respect of the debt to such party and that as evidenced by notes, promissory notes, bonds or other similar instruments bearing interest payable; and

(ii)	all obligations to a party in relation to a procurement debt constituting accounts payable to suppliers:

(a)	which bear interest; and

(b)	the maturity of which is longer than six (6) months after the date of issuance of the invoice,

however, in relation to any member of the Group, are exclusive of all debts obtained (directly or otherwise) by such members of the Group from the shareholders of the DEBTOR, which are subordinate to any debt received by such members of the Group from non-members of the Group.

“Interest Payment Date” means the date on which the DEBTOR shall obligatorily make interest payment, in accordance with the provisions on the Interest Period.

“Debt” means all sums owed by the DEBITOR sometime to BANK MANDIRI hereunder, to include the principal, interest, penalty, expenses and/or other obligations hereunder.

Article 2

AMOUNT, CHARACTERISTICS, AND PURPOSE OF THE CREDIT FACILITY

2.1.

With regard to the terms and conditions of this Credit Agreement, BANK MANDIRI agrees to grant a Credit Facility to the DEBTOR up to the maximum principal of IDR/Rp.1,000,000,000,000.00 (one trillion Rupiah).

2.2.	The DEBTOR hereby agrees to the above amount of the Credit Facility.

2.3.

The Credit Facility shall be revolving in nature, which means that if the DEBTOR has repaid the principal or part thereof, the amount so repaid shall be capable of further use or further borrowing by the DEBTOR.

2.4.	The Credit Facility shall be used for financing the DEBTOR’s working capital, capital expenditure (CAPEX) and/or refinancing.

The DEBTOR shall be responsible for the appropriate use of the Credit Facility.

Article 3

CREDIT FACILITY DRAWDOWN TIME LIMIT

The Credit Facility Drawdown Time Limit shall be 3 (three) years effective as of the date of signature hereof.

Article 4

INTEREST, FACILITY FEE, AND COMMITMENT FEE

4.1.

On any loan outstanding under the Credit Agreement, the DEBTOR shall obligatorily pay interest at the rate of JIBOR plus 1.4% (one point four percent) per annum, calculated based on the amount of the Credit Facility withdrawn, but not yet repaid by the DEBTOR. For the purpose of avoidance of doubt, the interest on the first drawdown shall be fixed on the date of the first drawdown.

4.2.

Calculation of the interest thereon shall be on a daily basis with a fixed divider of 360 (three hundred sixty) days in a year and be obligatorily repaid in full to BANK MANDIRI on each Interest Payment Date, by debiting the DEBTOR’s account with BANK MANDIRI or otherwise as mutually agreed on by the parties hereto, with the provisions that the Interest Payment Date shall not exceed the date on which the Credit Facility shall obligatorily be paid in full.

4.3.

DEBTOR agrees that if the instrument JIBOR is by no means available or is available incompletely, BANK MANDIRI will review the formula of the interest rate so fixed in the Credit Agreement, including the interest reference and margin under the following provisions:

(i)

where BANK MANDIRI will exercise its rights, BANK MANDIRI will give notice in writing of the interest rate to be applied to the DEBTOR, through a letter of notice forming an entity and part inseparable from the Credit Agreement (“Letter of Notice”) on the understanding that the DEBTOR shall have the option to negotiate within no longer than 7 (seven) calendar days, being effective as of the date of such Letter of Notice;

(ii)	if until the expiry of the term for negotiation, no agreement has been reached on the interest rate, which will apply, to the Credit Facility granted by BANK MANDIRI to the DEBTOR:

a.	the interest rate which will apply to the Credit Facility shall be consistent with the interest rate fixed by BANK MANDIRI until the re-availability of the reference of JIBOR; or

b.

DEBTOR shall have the option to repay in full the Debt within 60 (sixty) calendar days, being effective as of the expiry of the period for negotiation, as specified in point (i) above, on the understanding that the interest rate being applicable to the Credit Facility until the full repayment of the Debt shall be the interest rate fixed by BANK MANDIRI with no penalty on any accelerated payment.

4.4.	On the grant of the Credit Facility, it is mandatory for the DEBTOR to pay BANK MANDIRI:

a.

facility fee of 0.15% (zero point fifteen percent) of the maximum principal of the Credit Facility as specified in Article 2.1 of the Credit Agreement to be paid on the date of the first drawdown of the Credit Facility or no later than 7 (seven) days as of the date of signature of the Credit Agreement, whichever is earlier;

b.

commitment fee of 0.25% (zero point twenty five percent) per annum for the daily average of the Credit Facility not yet withdrawn. Such commitment fee shall commence on accrual basis from the first drawdown or no later than July 2011 (two thousand and eleven), whichever is earlier;

c.

the fact that such commitment fee in point b above, shall for the first time be paid by the DEBTOR, 3 (three) months as of the first drawdown and further, on the same date falling every subsequent 3 (three) months.

4.5.	Payment of the facility fee and commitment fee may be made by debiting the DEBTOR’s account with BANK MANDIRI or otherwise, as mutually agreed on by the parties hereto.

4.6.	For the purpose of debiting the account, the DEBTOR shall authorize BANK MANDIRI, as described in Article 19.1 hereof.

4.7.

If the Date of Payment of Interest and/or that of the commission, and/or that of the commitment fee fall on a Non-business Day, it is mandatory for the DEBTOR to make available a fund in its account with BANK MANDIRI in payment of the interest and/or commitment fee on the previous Business Day.

4.8.

If, despite signature of the Credit Agreement, the Credit Facility is not used by the DEBTOR, or if the Debt becomes due for the causes appearing in Article 14.2, Article 18.3, and Article 18.4 hereof, BANK MANDIRI shall not be obliged to refund the DEBTOR, the Facility Fee or Commitment Fee so paid by the DEBTOR to BANK MANDIRI.

Article 5

EVIDENCE OF INDEBTEDNESS

Book entries and records that have been and will be made by BANK MANDIRI shall constitute full and absolute evidence with respect to the Debt and such evidence shall be binding on the DEBTOR, unless the contrary is provable.

Article 6

TERMS AND CONDITIONS OF EFFECTIVENESS AND THE DRAWDOWN OF THE CREDIT FACILITY

Drawdown of the Credit Facility can be made by the DEBTOR of the terms and conditions as follows:

6.1.	The Credit Agreement has been signed by the officer competent therefor in accordance with the provisions of the DEBTOR’s Memorandum and Articles of Association;

6.2.	The DEBTOR has paid the Facility Fee in accordance with the provision of Article 4, paragraph 4 hereof;

6.3.

The DEBTOR has submitted an application for the drawdown of the credit (on the form made available by BANK MANDIRI) signed by the officer competent therefor in accordance with the provisions of the DEBTOR’s Memorandum and Articles of Association on a IDR/Rp. 6,000.00 (six thousand rupiah) duty stamp, bearing the value of the credit to be withdrawn, the drawdown term, the plan for use, and confirming that the use of the fund always applies good corporate governance, is not in a condition of neglect nor in a material adverse condition adversely affecting the Company’s performance.

6.4.

No later than 3 (three) working days after the drawdown of the credit, the DEBTOR shall submit a letter of confirmation of receipt of the credit fund signed by the officer competent therefor in accordance with the Memorandum and Articles of Association of the DEBTOR on an IDR/Rp. 6,000.00 (six thousand Rupiah) duty stamp. In case of non-receipt of the letter of confirmation, BANK MANDIRI will be entitled to postpone the subsequent drawdown of the credit until the receipt of the letter of confirmation. The drawdown of the credit shall be effective when BANK MANDIRI realizes the drawdown of the credit.

Article 7

PAYMENT OF THE DEBT

7.1.

The principal of the debt shall obligatorily be repaid in full when due, namely on the same date 3 (three) months as of the date of drawdown of the Credit Facility, as contemplated in Article 6 paragraph 3 of the Credit Agreement. If the DEBTOR has not yet been able to repay the principal debt when it is due, the term may be extended for another 3 (three) months by submitting an application for extension in writing to BANK MANDIRI.

7.2.

Repayment of the principal arising from the financing of the Capital Expenditure (CAPEX) and refinancing shall be made at the time consistent with the letter of application from the DEBTOR, but shall not exceed the term of the Credit Facility, as referred to in Article 3 hereof.

7.3.	If the date of Debt payment falls on a Non-business Day, the DEBTOR shall obligatorily provide funds in its account with BANK MANDIRI for the purpose of such payment on the preceding Business Day.

7.4.	Payment of the Debt received by BANK MANDIRI after 14:00 (fourteen) o’clock of the local time shall be deemed to have been received by BANK MANDIRI on the subsequent Business Day.

Article 8

PENALTY

8.1.

If the DEBTOR fails to pay the Debt for any cause whatsoever on the due date, the DEBTOR shall obligatorily pay a penalty for the unpaid amount calculated from the date on which such amount becomes obligatorily payable up to the same being paid in full at 2% (two percent) per annum above the applicable interest rate. For avoidance of doubt, the Parties hereto confirm that the extension by the DEBTOR of repayment of the principal, in accordance with the provision of Article 7.1 hereof is subject to no penalty in accordance with Article 8.1 hereof.

8.2.	Calculation of the penalty shall be on a daily basis with a fixed divider of 360 (three hundred sixty) days in a year.

Article 9

SPECIAL PROVISIONS

The DEBTOR may repay, in part or in whole, the total amounts payable before the due date of payment, as specified in Article 7 hereof by submitting notice thereof to BANK MANDIRI at least 3 (three) working days before the date of repayment.

Article 10

GUARANTEE

This Credit Facility is not guaranteed by any special collateral in the form of any object or income or other asset of the DEBTOR whatsoever, and is not guaranteed by any party. However, in compliance with Articles 1131 and 1132 of the Code of Civil Law, all assets of the DEBTOR, that are both movable and immovable, have existed and will do so in the future, except for the assets of the DEBTOR that have been specifically put as security to the creditors, shall constitute general collateral against all of the DEBTOR’s debts to other parties neither specifically secured nor privileged, including this Credit Facility on a pari passu basis.

Article 11

REPRESENTATIONS

The DEBTOR hereby represents and warrants to BANK MANDIRI regarding the veracity of the following:

11.1.

DEBTOR has obtained all approvals required by the memorandum and articles of association in order to obtain the Credit Facility from BANK MANDIRI hereunder (including approval from the Board of Commissioners of the DEBTOR) and the person(s) appointed to represent the DEBTOR to sign this Credit Agreement shall be entitled and authorized to represent and sign this Credit Agreement and, therefore, this Credit Agreement is valid and binding on the DEBTOR;

11.2.

DEBTOR holds the permits required to do the DEBTOR’s business, as appropriate, and hereby undertakes to extend or renew such permits upon expiry thereof if the case is required by the prevailing regulatory provisions.

11.3.	Except for the law cases disclosed in the DEBTOR’s Annual Report of 2010 (two thousand and ten), on the date hereof there is not a single civil or state administrative case,

tax claim, police investigation or criminal case, or dispute ongoing, which threatens or may have an impact on the DEBTOR or the assets thereof, thus materially affecting the financial or businesses conditions thereof, or likely to disrupt the ability thereof to perform the obligations hereunder.

11.4.	As of the date of this Credit Agreement, no event occurs and/or no circumstances are taking place constituting an Event of Default or which, with the lapse of time or notice or both, will so do;

11.5.

All documents, data and statements provided by the DEBTOR to BANK MANDIRI is true and no other documents, data or statements are not given by the DEBTOR, which, if so done or conveyed by the DEBTOR to BANK MANDIRI will affect BANK MANDIRI’s decision on the granting of the Credit Facility;

11.6.

In the entry into and implementation of this Credit and/or other agreements in connection with the Credit Agreement, the DEBTOR does not contravene nor violate any prevailing law or government regulation, policy, directive or instruction, or court ruling, or any of the memorandum and articles of association of the DEBTOR, nor cause nor will so do an event of default to any other agreement entered into by the DEBTOR;

11.7.

DEBTOR has never given and/or undertaken and will never give and/or undertake to give, both directly and otherwise, both explicitly and implicitly, any of the members of the Board of Commissioners, any of those of the Board of Directors, and/or any of the employees of BANK MANDIRI, including, but not limited to a gift in the form of money, a movable (both physical and non-physical), immovable, right, facility, and/or anything being capable of interpretation as a reward assumed and/or being able to be assumed to be, directly or otherwise, associated with the Credit Facility.

11.8.

As of the signing of this Credit Agreement, the DEBTOR’s Memorandum of Articles of Association and all amendments thereto are included in this deed, and in addition to the deed above, there are no others not /having not yet been surrendered by the DEBTOR to BANK MANDIRI.

11.9.	As of the signing of this Credit Agreement, the shareholders of the DEBTOR are:

1.

Republic of Indonesia, with 1 (one) series A shares and 776,624,999 (seven hundred and seventy-six million six hundred and twenty-four thousand nine hundred and ninety-nine) series B shares or having a total nominal value of Rp 77,662,500,000.00 (seventy seven billion six hundred and sixty-two million five hundred thousand Rupiah).

2.

QATAR TELECOM (QTEL ASIA) PTE.LTD., with 3,532,056,600 (three billion five hundred thirty two million fifty six thousand and six hundred) series B shares having a total nominal value of Rp 353,205,660,000 (three hundred and fifty three billion two hundred and five million six hundred and sixty thousand Rupiah).

3.

The Public, with 1,125,251,900 (one billion one hundred and twenty five million two hundred and fifty one thousand and nine hundred) series B shares or having a total nominal value of Rpll2, 525, 190, 000 (one hundred and twelve billion five hundred and twenty five million one hundred and ninety Rupiah).

In addition to those whose names are mentioned, no other person or party constitutes the shareholder of the DEBTOR;

11.10.	As of the signing of this Credit Agreement, the composition of the Board of Directors and that of the Board of Commissioners of the DEBTOR are as follows:

-President Director	:	Engineer (Insinyur) HARRY SASONGKO TIRTOTJONDRO;

-Director	:	Mister LASZLO IMRE BARTA;

-Director	:	Mister FADZRI SENTOSA;

-Director	:	Mister PETER WLADYSLAW KUNCEWICZ;

-Director	:	Mister HANS C MORITZ;

-President Commissioner	:	Mister ABDULLA MOHAMMED S. A. AL THANI;

-Commissioner	:	Mister PARIKESIT SUPRAPTO;

-Commissioner	:	Mister RIONALD SILABAN;

-Commissioner	:	Doctor (Doktor) NASSER MOHD.A.MARAFIH;

-Commissioner	:	Mister RACHMAD GOBEL;

-Commissioner	:	Mister RICHARD FARNSWORTH SENEY;

-Independent Commissioner	:	Mister ALEXANDER RUSLI;

-Independent Commissioner	:	Mister SOEPRAPTO;

-Independent Commissioner	:	Mister THIA PENG HEOK GEORGE;

-Independent Commissioner	:	Mister CHRIS KANTER;

In addition to those whose names are mentioned above, no other person or party is acting as a member of the Board of Directors or as a member of the Board of Commissioners of the DEBTOR.

Article 12

DEBTOR’s OBLIGATIONS

Unless otherwise specified in writing by BANK MANDIRI, the DEBTOR shall obligatorily:

12.1.	submit a report on the use of the fund of the Credit Facility disbursed periodically each year.

12.2.

submit a deed of amendment to the Memorandum and Articles of Association of the DEBTOR, anytime the Memorandum and Articles of Association are amended, within no later than 3 (three) months thereafter.

12.3.	use the Credit Facility in accordance with the purposes thereof;

12.4.

pay all expenses arising from and relating to the granting of the Credit Facility and the implementation of the terms and conditions of the Credit Agreement, in spite of non-use of such Credit Facility and/or of revocation of such Credit Agreement;

12.5.	provide all information sought by BANK MANDIRI relating to the granting of the Credit Facility;

12.6.	defend its rights over intellectual property, including copyright, patents and trademarks which are or will be owned by the DEBTOR;

12.7.

establish and maintain an accounting system, financial administration and supervision in accordance with the generally accepted accounting principles in Indonesia and continually applied in order to reasonably reflect the conditions of the assets, finances, and operating income of the DEBTOR;

12.8.

allow BANK MANDIRI or the persons designated by BANK MANDIRI, on 7 (seven) Business Days’ prior notice, to, at any time, inspect activities, accounts and other records done and made by the DEBTOR; with the proviso that BANK MANDIRI and/or the parties so designated by BANK MANDIRI shall be obliged to keep confidential any information gained and or the results of examination;

12.9.	submit to BANK MANDIRI:

a.

annual financial statements (balance sheet and loss profit statement) audited by the Certified/Registered Public Accountant Office in the form of a long form audited report, to be obligatorily delivered no later than 180 (one hundred eighty) days following the end of the reporting period;

b.	unaudited, quarterly financial statement (balance sheet and loss & profit statement), which shall obligatorily be delivered no later than 60 (sixty) days following the end of each reporting period;

c.

maintain the business licenses and other permits of each Director of foreign nationality (among others: IMTA, KITAS, and RPTKA) and submit the copies of other permits/licenses directly related to the DEBTOR’s primary lines of business in accordance with the applicable laws and regulations in order for the DEBTOR to continue doing business, namely the Certificate of Registration of the Company (TDP), Permanent Business Permit, Certificate of the Corporate Domicile, License For Cellular Mobile Network Organizing.

d.	at the request of BANK MANDIRI, submit a copy of the Progress Report on Investment, according to the reporting period;

e.

report to BANK MANDIRI any change of the majority shareholders and/or of the controlling shareholders no later than 30 (thirty) days upon receipt of information on the change of the majority shareholders and/or of the controlling shareholders of the DEBTOR;

12.10.	maintain the DEBTOR’s consolidated financial ratio, as follows:

a.	the ratio of the Total Loan to the Equity shall not exceed 2.5:1 (two point 5 to one), as indicated in each 3 (three)-monthly consolidated financial statement.

b.	the ratio of EBITDA to the payment of loan interest shall be no less than 3:1 (three to one), as indicated in every audited annual consolidated financial statement.

c.	the ratio of the total Loan to EBITDA shall not exceed 4:1 (four to one), as stated in every audited annual consolidated financial statement.

12.11.	immediately notify BANK MANDIRI of

a.	any Event of Default that the DEBTOR knows to be likely to materially affect the DEBTOR’s condition, and explain such Event of Default and any measure that will be taken against such Event of Default;

b.

any Event of Default by Indosat International Palapa Company BV or another company specifically established for the purpose of issuance of promissory notes likely to cause the exercise of the rights of the creditors of Indosat Palapa Company BV or another company specifically established for the purpose of issuance of promissory notes to execute the Pledge;

12.12.

take all necessary measures in order to maintain its status as a legal entity and to ensure that the DEBTOR has the right and capacity to conduct its business as appropriate in every prevailing jurisdiction and to obtain and maintain all key permits needed to carry out its business within such jurisdictions;

12.13.	make every effort to maintain all the powers and approvals, obligatorily and forthwith obtain all other approvals necessary to allow it to deliver all the things governed by this Credit Agreement;

12.14.	insure the DEBTOR’s assets with an insurance company under the terms and conditions normally applied by the DEBTOR and, if so requested by BANK MANDIRI, report any insurance coverage of its assets;

12.15.	at the request of BANK MANDIRI, take any measures and prepare and sign all documents related to the implementation or applicability of this Credit Agreement;

Article 13

MATTERS THAT THE DEBTOR IS PROHIBITED FROM DOING

Insofar as the DEBTOR has not fully repaid the Debt or the Credit Facility Drawdown Time Limit, as contemplated by Article 3 hereof has not yet expired, the DEBTOR shall not undertake any of the following without prior written approval by BANK MANDIRI:

13.1.	put as security any of the DEBTOR’s assets to another party, except for the Permitted Collateral and Guarantee;

13.2.

make a Material transaction with a person or party, including, but not limited to any of its affiliates, in a different manner or beyond the existing practices, unless done in support of the DEBTOR’s main or supportive lines of business;

13.3.	sell or dispose of the Material part of its immovable or key assets in carrying out its business, except in its day-to-day course of business;

13.4.	conduct merger, consolidation, take-over, spin-off/segregation, or dissolution;

13.5.	reduce or decrease the DEBTOR’s paid-up capital; and

13.6.	materially change or replace the DEBTOR’s line or nature of business, and

13.7.	distribute dividends if the distribution can probably result in Indosat’s inability to meet its obligations, including paying the bank’s principal and interest.

Article 14

EVENT OF DEFAULT

14.1.	Any one or several of the actions or events below shall constitute an Event of Default:

a.

the fact that the DEBTOR fails to pay the Debt within the time and in the manner as provided under the Credit Agreement, with regard to which the mere lapse of time will have provided valid and sufficient evidence that the DEBTOR has failed to perform its obligations;

b.	the fact that the DEBTOR defaults or fails to meet any of the terms and conditions of Article 12 and Article 13 or others hereof, whether those which exist or will be made in the future, and that such default remains un-remedied by the DEBTOR for a period of 30 (thirty) calendar days from the date of notice of such event from BANK MANDIRI to the DEBTOR.

c.	the fact that the DEBTOR uses the Credit Facility in deviation from its intended use and purpose;

d.

the fact that in the opinion of BANK MANDIRI, the financial condition, good standing and solvability of the DEBTOR has gone into a Material decline, thus affecting the DEBTOR’s financial ability to pay the Debt and that such condition has not yet been remedied by the DEBTOR within 30 (thirty) calendar days of the date of notice thereof by BANK MANDIRI to the DEBTOR;

e.

the fact that the DEBTOR files a petition for bankruptcy or is declared bankrupt or files a moratorium or for any reason whatsoever is no longer entitled to administer and exercise control over the DEBTOR’s assets;

f.

the fact that a substantial part or all of the DEBTOR’s assets are seized as a result of implication in a law case or dispute which can Materially affect the DEBTOR’s capacity to meet the obligations under this Credit Agreement;

g.

the fact that the representations contained in article 11 of this Credit Agreement is found to be untrue and incorrect and that situation has not yet been remedied by the DEBTOR within 30 (thirty) calendar days of the date of notice of the same from BANK MANDIRI to the DEBTOR;

h.	the fact that the DEBTOR (under a final and conclusive court ruling) is obligated to make compensation or other payments likely to materially affect the DEBTOR’s ability to pay the Debt;

i.

the DEBTOR has committed an action in breach of a prevailing legal provision or regulation that may result in the DEBTOR’s permit as a cellular and International Direct Dialing (SLI) operator being revoked and/or that can directly or indirectly, materially affect the DEBTOR’s ability to perform its obligations under this Credit Agreement;

j.	the DEBTOR is dissolved or liquidated;

k.

the DEBTOR is declared in default of any of its obligations to the other party, which, in the opinion of BANK MANDIRI, may materially affect the DEBTOR’s ability to perform its obligations under this Credit Agreement, and that such default has not yet been remedied by the DEBTOR within 30 (thirty) calendar days of the date of notice of the event by BANK MANDIRI to the DEBTOR;

l.

Indosat Palapa Company BV or any other company established for the specific purpose of issuance of bonds is declared in default by its creditors with respect to the issuance of such bonds in which the DEBTOR acts as a guarantor, and that such default has not yet been remedied by the DEBTOR within 30 (thirty) calendar days of the date of notice of the event by BANK MANDIRI to the DEBTOR;

14.2

Upon the occurrence of an event of default as governed in article 14.1 of this Credit Agreement, BANK MANDIRI shall be entitled to declare the Debt to be immediately due and obligatorily payable in full by the DEBTOR to BANK MANDIRI without regard to the provision on Debt Payment as specified in article 7 of this Credit Agreement, provided that the DEBTOR’s obligations arising from this Credit Agreement shall continue to be satisfied.

The parties hereto agree to waive the applicability of Article 1266 of the Code of Civil Law, specifically that governing the requirement to file for revocation of the agreement with the relevant District Court.

14.3.	If the DEBTOR is obliged to perform an obligation under this Credit Agreement within a specified period, and the

DEBTOR fails to perform such obligation, then the mere lapse of time shall be sufficient, lawful evidence of the DEBTOR’s default, thus no formal summons or other letter of similar nature or notice of warning from the court bailiff shall be necessary.

14.4.

If the Debt becomes due, as contemplated in article 14.2 of this Credit Agreement, BANK MANDIRI shall be entitled to exercise its rights as the Creditor to procure repayment of the Debt by way of exercise of its entitlements against the DEBTOR and/or its assets.

Article 15

USE OF PAYMENTS

15.1.	Any amount received by BANK MANDIRI from payment of the Debt and/or by way of a set-off with the DEBTOR’s funds in BANK MANDIRI shall be used according to the following priorities:

-Firstly	:	to cover all costs expended or paid by BANK MANDIRI in connection with the exercise of its rights under the Credit Agreement not yet paid by the DEBTOR;

-Secondly	:	to pay in full all incurred penalties that have not yet been paid by the DEBTOR to BANK MANDIRI in connection with this Credit Agreement;

-Thirdly	:	to effect full payment of all accrued interests and/or commissions that have not yet been paid by DEBTOR to BANK MANDIRI in connection with this Credit Agreement;

-Fourthly	:	to effect full payment of the principal obligatorily required to be paid by the DEBTOR to BANK MANDIRI in connection with this Credit Agreement.

15.2.

If upon full settlement of all the obligations of the DEBTOR, the funds, as it turns out, still remain, BANK MANDIRI shall transfer such excess amount to the DEBTOR or any party having the right over such excess amount, without any obligation on the part of BANK MANDIRI to pay interest on such excess amount.

Article 16

TAXES

16.1.	Any and all amounts obligatorily payable by the DEBTOR to BANK MANDIRI hereunder shall be free, net of and without any deduction or withholding tax, levies, fees or charges in any form and amount.

16.2.

If the DEBTOR is obligatorily required by any of the prevailing statutory and regulatory provisions to effect a deduction from the sum obligatorily payable under this Credit Agreement, the DEBTOR shall obligatorily pay such a substantial additional amount to BANK MANDIRI that after such deduction, will receive from the DEBTOR an amount it is entitled to as if such deduction had never been made.

Article 17

ALTERATION TO ANY OF THE PROVISIONS OF THE CREDIT AGREEMENT

In the event of alteration to any of the provisions of this Credit Agreement, such alteration shall be governed in a separate agreement or letter signed by the parties hereto, which agreement or letter shall form an inseparable part of this Credit Agreement.

Article 18

MISCELLANEOUS PROVISIONS

18.1.

BANK MANDIRI shall be entitled, without prior approval from the DEBTOR, to transfer or assign in any manner whatsoever part or all of BANK MANDIRI rights and/or obligations with respect to the granting of the Credit Facility under this Credit Agreement to another financial institution, bank, or creditor, which shall suffice by giving written notice to the DEBTOR within at least 30 (thirty) calendar days prior to such transfer or assignment.

-To that end the DEBTOR shall presently and later on confer upon BANK MANDIRI a power of attorney to provide all data and/or statements needed to such other financial institutions, banks, or creditors.

18.2.

In the event of an Event of Default, as governed in Article 14.1 hereof, BANK MANDIRI shall be entitled, without prior approval from the DEBTOR to block/ freeze and/or disburse and/or debit the funds in the accounts of the DEBTOR with BANK MANDIRI and to use the proceeds therefrom to be included in the calculation or compensated against the Debt.

18.3.	In the event of:

a.

increase in the costs required by BANK MANDIRI to maintain the Credit Facility granted to the DEBTOR as a result of alteration to a regulation/provision of the Bank of Indonesia or any other government agency, causing the interest rate applicable to the DEBTOR to be unable to cover the costs to be incurred by BANK MANDIRI, then BANK MANDIRI shall give notice in writing of the amount such (additional) costs and expenses to be imposed on the DEBTOR, which notice shall form inseparable part of this Credit Agreement (“Notice of Cost Increase”), provided that the DEBTOR may have the option to negotiate within no later than 7 (seven) calendar days of the date of the Notice of Cost Increase and if after the lapse of such period of negotiation, no agreement is reached on the amount of the additional cost to be charged by BANK MANDIRI to the DEBTOR, then the DEBTOR shall have the option to repay the Debt within a period of 60 (sixty) calendar days, effective as of the expiry of the period of negotiation, as mentioned above, without incurring any penalty against any accelerated payment;

b.

any adverse and/or significant monetary, financial, economic or political change which cause the liquidity of BANK MANDIRI or the DEBTOR’s collectability, whether with BANK MANDIRI or with other bank(s) to decrease into Substandard, Doubtful, or Loss, then BANK MANDIRI may:

(i)	change/adjust the rate of interest as meant in article 4.1 of this Credit Agreement; and/or

(ii)	defer the date of drawdown of the Credit Facility applied for by the DEBTOR; and/or

(iii)	reduce the Credit Facility; and/or

(iv)	replace the granting of the Credit Facility, as contemplated in article 2.1 of the Credit Agreement, with another currency available from BANK MANDIRI; and/or

(v)	terminate the Credit Facility.

c.	If BANK MANDIRI will exercise its rights, as in Article 18.3 the point of letter (b) the roman numerals from (i) through (v) above, BANK MANDIRI shall first notify the DEBTOR in writing of the implementation, provided that the DEBTOR may have the option to negotiate within no later than 7 (seven) calendar days of the date of the Notice, as contemplated herein, and if after the lapse of such period of negotiation no agreement is reached, the DEBTOR shall have the option to repay its Debt within a period of 60 (sixty) calendar days, effective as of the expiry of the period of negotiation, as mentioned above, without incurring any penalty against any accelerated payment.

18.4.

Considering the provisions of Articles 3 and 7 hereof, BANK MANDIRI shall be entitled to declare the Debt to be due and, therefore, the DEBTOR shall obligatorily repay the Debt to BANK MANDIRI in the event of:

(i)

any legislation or amendments thereto or entry into force of a regulation, including that issued by the Bank of Indonesia, that renders it to be unlawful for BANK MANDIRI to maintain and/or perform its obligations hereunder, no later than within the period stated in the relevant regulation or 90 (ninety) calendar days of the date on which notice is received from BANK MANDIRI of the demand for repayment, whichever occurs earlier; or

(ii)

a political, economic and social situation, which, in the reasonable and prudent opinion of BANK MANDIRI, may affect the smooth repayment of the Debt by the DEBTOR, no later than 90 (ninety) calendar days after the date on which such notice is received from BANK MANDIRI regarding the demand for repayment. Concerning the Repayment of the Debt pursuant to the above provision, the DEBTOR shall not incur a penalty.

18.5.

If one or more provisions of this Credit Agreement are declared inapplicable or no longer unenforceable by the court of competent jurisdiction, or are deemed to be in contravention of any of the prevailing statutory and regulatory provisions, the remaining ones hereof shall continue to be in effect and binding on the parties hereto.

18.6.

If the DEBTOR defaults on one or some provisions herein for which case, the DEBTOR has been given a warning and a chance for 14 (fourteen) working days to make a remedy, but the DEBTOR fails to comply with them, BANK MANDIRI will be entitled:

a.

to declare that the Credit Facility will be terminated, in which case the obligation of BANK MANDIRI to make available such loan or to maintain the availability thereof will immediately be terminated; or

b.

to declare that the loan, in whole or in part, along with the entire principal, the interest, cost, and penalty payable becomes due immediately and shall be paid with no request, notice, or other formalities in any form whatsoever.

18.7.

This Credit Agreement shall apply to the Parties hereto and to the successors to the respective parties hereto, on the understanding that the DEBTOR may not transfer and/or pass any of the rights and/or obligations of the DEBTOR under these Credit and/or other Agreements relative hereto, without the written, prior consent of BANK MANDIRI.

18.8.

Failure and/or delay by BANK MANDIRI to exercise its rights, powers, or privileges under this Credit Agreement shall not be construed as a waiver by BANK MANDIRI of such rights, powers, or privileges. Likewise, the exercise, in whole or in part, of the rights, powers, or privileges granted hereunder shall not preclude any further exercise of such rights, powers, or privileges.

Article 19

POWER OF ATTORNEY

19.1.

For the purpose of payment of the Debt pursuant to this Credit Agreement, the DEBTOR hereby grants a power of attorney to BANK MANDIRI to debit, from time to time, the account of the DEBTOR in connection with the exercise of BANK MANDIRI’s rights hereunder.

19.2.

To be surer of the orderly repayment of the Debt, as contemplated in Article 18.2 of this Credit Agreement, the DEBTOR shall, in the present and future, grant a power of attorney to BANK MANDIRI, for and on behalf of the DEBTOR, to disburse and/or otherwise debit the funds available in any of the DEBTOR’s accounts with BANK MANDIRI.

19.3.

Any power of attorney granted by the DEBTOR hereunder shall form inseparable part of this Credit Agreement and therefore each of such powers of attorney shall be incapable of withdrawal and/or of revocation in any manner whatsoever, including any event, and the parties hereby waive the applicability of articles 1813, 1814, and 1816 of the Code of Civil Law insofar as the Debt under this Credit Agreement has not yet been settled in full.

Article 20

JURISDICTION

In respect of this Credit Agreement and all its consequences and delivery, BANK MANDIRI and the DEBTOR have elected a permanent domicile at the Registrar’s Office of the South Jakarta District Court.

-The persons appearing or parties hereto hereby guarantee the authenticity of their identities in agreement with their identity cards produced to me, the Notary Public, and their accountability for the foregoing, and the parties hereto further represent that they have understood the contents of this deed.

-The Parties hereto are to me, the Notary Public, known from their respective identities.

-In witness whereof:

THIS DEED

-has been drawn up as minutes, read and signed in Jakarta on the day and date first written above, in the presence of:

1.

Ms. INDAH FATMAWATI, Sarjana Hukum (Bachelor of Law), born in Jakarta on 28-07-1959 (the twenty-eighth day of July, one thousand nine hundred fifty-nine), an Indonesian Citizen, residing in South Jakarta, at Tebet Timur Dalam VI K/4, Rukun Tetangga 003, Rukun Warga 006, Kelurahan Tebet Timur, Kecamatan Tebet.

-the Holder of Resident’s Identity Card number: 09.5007.680759.0199.

2.

Ms. DYAH SUWATI, born in Solo, on 26-10-1964 (the twenty sixth day of October, one thousand nine hundred sixty four), an Indonesian Citizen, residing in Tangerang, at Jalan Talas II, Pondok Cabe Ilir, Rukun Tetangga 02, Rukun Warga 01, Kelurahan Pondok Cabe Ilir, Kecamatan Pamulang.

-the Holder of Resident’s Identity Card number: 3219222004.1786503,

-temporarily being in Jakarta.

both being Assistants to the Notary Public, as the witnesses hereto.

-Immediately upon perusal of this deed by me, the Notary Public, to the parties and witnesses hereto, this deed is signed by the parties and witnesses hereto, and me, the Notary Public.

-Done with two deletions with replacements.

-The original of this deed has been duly signed.

“GIVEN AS A COPY OF THE SAME TENOR.”

[Duty stamp: Rp.6,000.-]

[Notary Public’s seal and signature]

I, Abdul Djalal, alias, Abdul Djalal Chusairi, Authorized and Sworn Translator of Indonesian and English languages, practicing in Jakarta, do hereby certify that the foregoing Indonesian-into-English translation is a true and correct English version of the original text.

Jakarta 18 July 2011

/s/ Abdul Djalal Chusairi
Abdul Djalal Chusairi
Gubernatorial Decree Number: 1715/2000

Appendix 1

‘Notice of Withdrawal’ Form

From  :        PT. Indosat Tbk. (plc./lnc.)

To      :        (Lender)

Dear Sir,

Credit Agreement dated (*) 2011 (“Agreement”)

We refer to the Agreement and hereby would like to give notice of our plan to withdraw the Loan under the Agreement in an amount of IDR                                          on the date of                     .

The fund so withdrawn from the Loan will be used exclusively fro the purpose of

The fund so withdrawn from the Loan will, as requested, be credited in (please, include the particulars of the account).

We would like to give notice that:

(a)	The representation and warranty set forth in article 11 of the Agreement, in reference to the ongoing facts and circumstances until the date of this notice, remain true and correct; and

(b)	No event of default or any occurrence having the potential to be any event of default has occurred that remains to be non-renounced or to be recovered; or will do because of such Withdrawal.

The terms defined in the Agreement shall have the same meanings as used in this notice.

Yours truly,

PT. Indosat, Tbk. (plc./lnc.)

[signature on IDR 6,000 duty stamp]

I, Abdul Djalal, alias, Abdul Djalal Chusairi, Authorized and Sworn Translator of Indonesian and English languages, practicing in Jakarta, do hereby certify that the foregoing Indonesian-into-English translation is a true and correct English version of the original text.

Jakarta, 18 July 2011

/s/ Abdul Djalal Chusairi
Abdul Djalal Chusairi
Gubernatorial Decree Number: 1715/2000

Appendix 2

‘Confirmation of Withdrawal’ Form

From  :        PT. Indosat Tbk. (plc./lnc.)

To      :        (Lender)

Dear Sir,

Credit Agreement dated (*) 2011 (“Agreement”)

In reference to the Agreement and to our letter no.                      date                     , we hereby would like to give notice of our receipt of the fund in disbursement of the loan from PT. Bank Mandiri (Persero) Tbk. (plc./lnc.) on date              in an amount of IDR                     (                     Rupiah).

We have, therefore, brought this matter to your knowledge. Thank you for your kind attention.

Yours truly,

PT. Indosat, Tbk. (plc./lnc.)

[signature on IDR 6,000 duty stamp]

I, Abdul Djalal, alias, Abdul Djalal Chusairi, Authorized and Sworn Translator of Indonesian and English languages, practicing in Jakarta, do hereby certify that the foregoing Indonesian-into-English translation is a true and correct English version of the original text.

Jakarta, 18 July 2011

/s/ Abdul Djalal Chusairi
Abdul Djalal Chusairi
Gubernatorial Decree Number: 1715/2000

[Official Translation]

NOTARY PUBLIC

MRS. POERBANINGSIH ADI WARSITO, SH

Decree by Minister of Justice of the Republic of Indonesia

Number: M-96-HT.03.01-TH 1984, date: 7 December 1984. in conjunction with

Decree by Minister of Law and Human Rights of the Republic of Indonesia

Number: AHU-07.AH.02.03 YEAR 2010, date: 24 March 2010

DEED DATE	:	05 December 2011

NUMBER	:	12.-

FIRST AMENDMENT TO THE CREDIT AGREEMENT

Number: CRO-KP/173/PTK/2011

(COPY)

FIRST AMENDMENT TO THE CREDIT AGREEMENT

Number: CRO-KP/173/PTK/2011

-Number: 12.

-At 18.30 (half past eighteen) Western Indonesia Time.

-On this day, Monday, dated 05-12-2011 (the fifth day of December year two thousand and eleven).

-Appeared before me, INDAH FATMAWATI, Sarjana Hukum, pursuant to Decree of the South Jakarta Administrative City’s Regional Committee for Monitoring Notaries dated 02-12-2011 (the second day of December year two thousand and eleven) Number: 249/KET.CUTI-MPDN Jaksel/XII/2011, designated as substitute of Mrs. POERBANINGSIH ADI WARSITO, Notary Public in Jakarta in the presence of witnesses whom I, Notary Public, am acquainted with and who will be identified at the end of this deed:

I.

Mister DIDIEK HATANTYO, born in Surakarta, on 06-09-1961 (the sixth day of September year one thousand nine hundred and sixty one), Indonesian Citizen, Group Head Corporate Banking II of PT BANK MANDIRI Tbk, residing in South Jakarta, Simprug Golf II Number: 83, Rukun Tetangga 003, Rukun Warga 008, Kelurahan Grogol Selatan, Kecamatan Kebayoran Lama.

-Holder Residential Identity Card (KTP) Number: 3173080609610004.

1

-According to his statement acting in this matter in his aforesaid capacity, by virtue of a Power of Attorney dated 14-12-2011 (the fourteenth day of February year two thousand and eleven) Number: SK.DIR/009/2011, privately drawn up, duly stamped, the original of which power of attorney was shown to me, Notary Public and retained by PT. BANK MANDIRI (Persero) Tbk., as such in accordance with the provisions of the company’s articles of association, empowered and authorized to represent the Board of Directors of and therefore for and on behalf of and validly representing the Public Corporation (Persero) PT BANK MANDIRI Tbk, abbreviated as PT BANK MANDIRI (Persero) Tbk., having its domicile and principal office in South Jakarta, whose articles of association are as set out in a deed dated 02-10-1998 (the second day of October year one thousand nine hundred ninety eight) Number: 10, drawn up before SUTJIPTO, Sarjana Hukum, Notary Public in Jakarta, which has been ratified by the Ministry of Justice of the Republic of Indonesia as stated in its Letter of Decree dated 02-10-1998 (the second day of October year one thousand nine hundred ninety eight) Number: C2-16561 HT.01.01.Th.98 and published in the State Gazette of the Republic of Indonesia dated 04-12-1998 (the fourth day of December year one thousand nine hundred ninety eight) Number: 97, Supplement Number: 6859;

2

-Which Articles of Association have been amended several times and further wholly amended in order to be in compliance with the Law Number 40 of 2007 (two thousand and seven) on Limited Liability Company as set out in a deed dated 25-06-2008 (the twenty fifth day of June year two thousand and eight) Number: 48, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum, Lex Legibus Magister, Notary Public in Jakarta, which has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia with its Letter of Decree dated 08-07-2008 (the eighth day of June year two thousand and eight) Number: AHU-39432.AH.01. 02 Tahun 2008.

The said articles of association have been amended further by deeds:

-

dated 02-07-2009 (the second day of July year two thousand and nine) Number: 8, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum, Lex Legibus Magister, Notary Public in Jakarta, whose notice of amendment to Articles of Association has been received and recorded by the Department of Law and Human Rights of the Republic of Indonesia with Letter of Receipt of Notice of Amendment to Articles of Association dated 22-07-2009 (the twenty second day of July year two thousand and nine) Number: AHU-AH.01.10-10953;

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dated 07-01-2010 (the seventh day of January year two thousand and ten) Number: 4, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum, Lex Legibus Magister, Notary Public in Jakarta, whose notice of amendment to Articles of Association has been received and recorded by the Department of Law and Human Rights of the Republic of Indonesia with Letter of Receipt of Notice of Amendment to Articles of Association dated 19-01-2010 (the nineteenth day of January year two thousand and ten) Number: AHU-AH.01.10-01385;

-	dated 07-01-2011 (the seventh day of January year two thousand and eleven) Number: 7, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum, Lex Legibus Magister, Notary Public in Jakarta.

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dated 11-01-2011 (the eleventh day of January year two thousand and eleven) Number: 7, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum, Lex Legibus Magister, Notary Public in Jakarta, whose notice of amendment to Articles of Association has been received and recorded by the Department of Law and Human Rights of the Republic of Indonesia with Letter of Receipt of Notice of Amendment to Articles

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of Association dated 24-01-2011 (the twenty fourth day of January year two thousand and eleven) Number: AHU-AH.01.10.02369;

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dated 25-02-2011 (the twenty fifth day of February year two thousand and eleven) Number: 15, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum, Lex Legibus Magister, Notary Public in Jakarta, whose notice of amendment to Articles of Association has been received and recorded by the Department of Law and Human Rights of the Republic of Indonesia with Letter of Receipt of Notice of Amendment to Articles of Association dated 10-03-2011 (the tenth day of March year two thousand and eleven) Number: AHU-AH. 01.10-07446.

The most recent composition of the Company’s Board of Directors and Board of Commissioners is as contained in a deed dated 23-05-2011 (the twenty third day of May year two thousand and eleven) Number: 25, drawn up before Doktor AMRUL PARTOMUAN POHAN, Sarjana Hukum, Lex Legibus Magister, Notary Public in Jakarta, as set out in Summary of the Annual General Meeting of Shareholders of the Public Corporation (Persero) PT BANK MANDIRI, Tbk or abbreviated as PT BANK MANDIRI (Persero) Tbk dated 23-05-2011 (the twenty third day of May year two thousand and eleven) Number: 127/V/2011.

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-Hereinafter referred to as “BANK MANDIRI”.

II.	1.

Mister Insinyur HARRY SASONGKO TIRTOTJONDRO, born in Bandung, on 17-12-1959 (the seventeenth day of December year one thousand nine hundred and fifty nine), Indonesian Citizen, President Director of the corporation to be identified herein below, residing in South Jakarta, Jalan Ciasem III Number 1, Rukun Tetangga 003, Rukun Warga 004, Kelurahan Rawa Barat, Kecamatan Kebayoran Baru.

-Holder of Residential Identity Card (KTP) Number: 09.5308.171259.0550.

2.

Mister CURT STEFAN CARLSSON, born in Huddinge, on 31-01-1971 (the thirty first day of January year one thousand nine hundred and seventy one), Swedish Citizen, Director of the corporation to be identified herein below, residing in Central Jakarta, Jalan Merdeka Barat, Number: 21.

-Holder of Swedish Passport Number: 62605429.

-According to their statements acting in this matter in their aforesaid respective capacities, as such collectively representing the Board of Directors and, to do the legal action hereunder, have obtained approval from:

-	the Board of Directors, in each case as stated in the Circular Resolution Of The Board Of Directors of PT

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Indosat Tbk In Lieu Of The Board of Directors Meeting, Resolution Number 004/A00/FIN/11 dated 19-10-2011 (the nineteenth day of October year two thousand and eleven); and

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the Board of Commissioners, in each case as stated in the Circular Resolution Of The Board Of Commissioners of PT Indosat Tbk In Lieu Of The Board of Commissioners Meeting, Resolution Number 14/25-10- 211;

both privately drawn up, the originals of which were shown to me, Notary Public, of and therefore for and on behalf of and validly representing PT INDOSAT Tbk, having its domicile in Central Jakarta, whose articles of association have been wholly amended in order to be in compliance with the Law Number 40 of 2007 (two thousand and seven) on Limited Liability Company as set out in a deed dated 14-07-2008 (the fourteenth day of July year two thousand and eight) Number: 109, drawn up before SUTJIPTO, Sarjana Hukum, Notary Public in Jakarta, which deed has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia dated 06-08-2008 (the sixth day of August year two thousand and eight) Number: AHU-48398.AH.01.02.Tahun 2008 and published in the State Gazette of the Republic of Indonesia dated 24-10-2008 (the twenty fourth day of October year two thousand and eight) Number: 86, Supplement Number: 21195;

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Which Articles of Association have been amended successively by deeds:

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dated 11-06-2009 (the eleventh day of June year two thousand and nine) Number: 118, drawn up before AULIA TAUFANI, Sarjana Hukum, substitute of SUTJIPTO, Sarjana Hukum, at that time Notary Public in Jakarta, which deed has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia with its Letter of Decree dated 07-07-2009 (the seventh day of July year two thousand and nine) Number: AHU-31103.AH.01.02.Tahun 2009;

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dated 28-01-2010 (the twenty eighth day of January year two thousand and ten) Number: 123, drawn up before AULIA TAUFANI, Sarjana Hukum, substitute of SUTJIPTO, Sarjana Hukum, at that time Notary Public in Jakarta, which deed has been approved by the Ministry of Law and Human Rights of the Republic of Indonesia, Director General of General Law Administration, with its Letter of Decree dated 22-02-2010 (the twenty second day of February year two thousand and ten) Number: AHU-09555.AH.01.02.Tahun 2010 and the Notice of Amendment to the Articles of Association has been received by the Ministry of Law

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and Human Rights of the Republic of Indonesia, Director General of General Law Administration, with its letter dated 25-02-2010 (the twenty fifth day of February year two thousand and ten) Number: AHU-AH. 01.10-04964 and the Notice of Changes in Corporate Data has been received by the Ministry of Law and Human Rights of the Republic of Indonesia, Director General of General Law Administration, with its letter dated 25-02-2010 (the twenty fifth day of February year two thousand and ten) Number: AHU-AH.01.10-04965.

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dated 22-06-2010 (the twenty second day of June year two thousand and ten) Number: 164 drawn up before AULIA TAUFANI, Sarjana Hukum, substitute of SUTJIPTO, Sarjana Hukum, at that time Notary Public in Jakarta, the Notice of Changes in Corporate Data of which deed has been received by the Ministry of Law and Human Rights of the Republic of Indonesia, Director General of General Law Administration, with its letter dated 19-07-2010 (the nineteenth day of July year two thousand and ten) Number: AHU-AH.01.10-18089.

-The most recent composition of company’s Board of Directors and Board of Commissioners is as set out in the deed dated 24-06-2011 (the twenty fourth day of June year two thousand and eleven) Number: 148, drawn

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up by AULIA TAUFANI, Sarjana Hukum, substitute of SUTJIPTO, Sarjana Hukum, at that time Notary Public in Jakarta.

Hereinafter	referred to as “DEBTOR”.

BANK MANDIRI and DEBTOR firstly declare as follow:

A.

Whereas DEBTOR has obtained a Credit Facility from BANK MANDIRI in the form of a Special Transaction Credit Facility, in a maximum Limit of Rp. 1,500,000,000,000.00 (one trillion five hundred billion rupiah);

-under a deed of Credit Agreement Number CRO-KP/173/PTK/2011 dated 21-06-2011 (the twenty first day of June year two thousand and eleven) Number 64, drawn up before me, Notary Public, (hereinafter referred to as the “Credit Agreement”).

B.

Whereas through its letter Number 335/E00-E0BD/FIN/11 dated 14-11-2011 (the fourteenth day of November year two thousand and eleven) DEBTOR requested for an increase in the limit of the Credit Facility and BANK MANDIRI approved such request from DEBTOR as stated in BANK MANDIRI’s letter Number CBG.CB2/D03.SPPK.016/2011 dated 25-11-2011 (the twenty fifth day of November year two thousand and eleven).

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Article 4

INTEREST, FACILITY FEE and COMMITMENT FEE

4.1

For each amount borrowed and outstanding under the Credit Agreement, DEBTOR shall pay interest at JIBOR’s 1 (one) month mean rate plus 1.25% (one point twenty five percent) per annum, of the amount of the Credit Facility drawn but remaining unpaid by the DEBTOR. For the avoidance of doubt, interest for the first drawdown is determined on the date of the first drawdown after the execution of this First Amendment.

Article II (Facility Fee)

For such provision of the additional principal amount of the Credit Facility, which is in the principal amount not exceeding Rp. 500,000,000,000 (five hundred billion rupiah), as governed by this First Amendment, DEBTOR shall pay BANK MANDIR an additional Facility Fee of 0.15% (zero point fifteen percent) of the additional Rp. 500,000,000,000 (five hundred billion rupiah) limit of the Credit Facility, to be payable in one and full payment on the date of first drawdown of the Credit Facility or no later than 7 (seven) days of the date of execution of this First Amendment, whichever is earlier, while payment of the Facility Fee for the provision of the Credit Facility in the principal amount of not exceeding Rp. 1,500,000,000,000.00 (one trillion five hundred billion rupiah) has been paid in full by DEBTOR.

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Article III (General)

All terms and conditions set out in the Credit Agreement shall remain valid and binding on BANK MANDIRI and DEBTOR, except specifically for those provided in this First Amendment, thus this First Amendment shall form an integrated unit of and an inseparable part from the Credit Agreement.

-The appearers hereby declare to guarantee the conformity of their identities with the identification cards provided to me, Notary Public and to be fully responsible for that matter and further the appearers also declare that they have understood and comprehended the content of this deed.

IN WITNESS HEREOF

-Made as a valid original and read and signed in Jakarta on the day and date first mentioned above, in the presence of:

1.

Mrs. DIYAH SUWATI, born in Solo, on 26-10-1964 (the twenty sixth day of October one thousand nine hundred and sixty four), Indonesian Citizen, residing in Tangerang, Jalan Talas II, Pondok Cabe Ilir, Rukun Tetangga 02, Rukun Warga 01, Kelurahan Pondok Cabe Ilir, Kecamatan Pamulang.

-Holder of Residential Identity Card (KTP) Number: 3219222004.1786503.

-Temporarily being in Jakarta;

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2.

Mrs. LENI LASTIMI RATNAWATI, born in Kuningan, on 08-02-1973 (the eighth day of February year one thousand nine hundred and seventy three), Indonesian Citizen, residing in South Jakarta, Jeruk Purut, Rukun Tetangga 001, Rukun Warga 003, Kelurahan Cilandak Timur, Kecamatan Pasar Minggu.

-Holder of Residential Identity Card (KTP) Number: 09.5304.480273.0451;

Both are Assistants to the Notary Public, as witnesses;

-Immediately after read out by me, Notary Public, to the appearers and witnesses, this deed was immediately signed by the appearers, witnesses and me, Notary Public.

-Executed with three strikethroughs with replacement.

-Original of this deed has been signed properly.

GIVEN AS A COPY OF THE SAME TENOR.

[signed and sealed and Rp. 6000 revenue-stamped]

I, Abdul Djalal, alias, Abdul Djalal Chusairi, Authorized and Sworn Translator of Indonesian and English languages, practicing in Jakarta, do hereby certify that the foregoing Indonesian-into-English translation is a true and correct English version of the original text.

Jakarta, 12 December 2011

/s/ Abdul-Djalal Chusairi
Abdul-Djalal Chusairi
Gubernatorial Decree Number: 1715/2000

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